Insteel Industries, Inc.
EXHIBIT 99.7
August 23, 2006
Mr. Jim F. Petelle
2302 Crabtree Lane
Northbrook, IL 60062
Dear Jim:
This letter will serve as written confirmation of the details of the employment offer. We are very impressed with your qualifications and feel you will make an excellent addition to Insteel Industries, Inc. as Vice President-Administration and Corporate Secretary. You will become an officer of the company in January of 2007, upon the retirement of the current Vice President-Administration and Corporate Secretary.
While it is our sincere hope and belief that our relationship will be a long one, we must advise you that our company does not offer employment on a fixed-term basis, and this letter and our meetings with you should not be construed in any manner as a proposed contract.
For your consideration, the following is an overview of your compensation and a brief description of benefits currently offered by Insteel Industries, Inc.
•	Start date and time: September 18, 2006, reporting to me.

•	Starting salary: $5,769.23 (paid bi-weekly).

•	You will be eligible to participate in the home office Return on Capital Bonus Plan. Your target bonus will be 50% of your base annual salary. The bonus will be prorated for Fiscal Year 2006.

•	You will be eligible to participate in the Supplemental Employee Retirement Plan (SERP). Please reference the attachment for the details of this program.

•	Insteel will grant you III restricted stock shares, equivalent to the value of the Andrews restricted shares you hold today. These shares will vest in three years.

•	After completion of a ninety day introductory period you will be eligible for the following benefits:

Medical Insurance	Dental Insurance Life Insurance
Flexible Benefits	401(k) Retirement Savings Plan
•	Insteel will reimburse you the cost of maintaining COBRA medical coverage until you become eligible to participate in the company’s medical plan.

•	You will be eligible for 15 days of vacation in calendar year 2007. Vacation must be used in the calendar year received and may not be carried over from one year to another.

•	You will be eligible for Salary Continuation, Short-term Disability, and Long-term Disability benefits after one year of service. The Salary Continuation benefit provides disability compensation equal to 100% of your salary for 90 days of total disability. Long-term Disability begins on the 91st day of a total disability and provides compensation equal to 60% of your base salary up to a maximum of $10,000 per month.

•	Relocation assistance will be provided to you as described in the attached relocation proposal. Please contact Gary Kniskern, extension 3008, for a thorough review of the relocation package.
1373 BOGGS DRIVE / MOUNT AIRY, NORTH CAROLINA 27030 / 336-786-2141/ FAX 336-786-2144

Mr. Jim F.Petelle

August 23, 2006
This offer is contingent upon your taking and passing a Pre-employment Drug Test. Further, you will be required to read and agree to all provisions in our Substance Abuse Policy. A copy of this policy is included with this offer letter. Please contact Peggy Sizemore in Human Resources, at (336) 786-2141, extension 3165 to arrange your Pre-employment Drug Test. Insteel must have the results of your drug test before you can begin work.
Enclosed are the following documents that you are required to complete, sign and return in the envelope included with this package:
•	Employee Acknowledgment of Receipt and Understanding (Substance Abuse Policy)

•	Alcohol and Drug Testing Consent Form

•	Background Checks Policy

•	Application Form

•	Confidentiality Agreement (Please note witness signature block.)

•	Code of Conduct

•	Insider Trading Policy

•	E-mail Policy

•	Computer Software Policy

•	New Associate Computer Training Needs Questionnaire

•	Internet Agreement

•	Two copies of the Confirmation Letter (please retain one original for your records)
Insteel’s most recent Annual Report, Highlights of Insteel’s Benefit Plans and an I-9 Information form are enclosed for your information as well as a copy of the Supplemental Employee Retirement Plan and the Relocation Proposal.
Should you have any questions as you consider your future employment with Insteel, please call me. I sincerely look forward to your joining our company.
Very truly yours,
/s/ H. O. Woltz, III
President and Chief Executive Officer
I have read and understand the contents of this letter.

/s/ James F. Petelle	Signature	September 1, 2006	Date